As filed with the Securities and Exchange Commission on July 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Berkeley Lights, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3826	35-2515390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 320

Emeryville, California 94608

(510) 858-2855

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric D. Hobbs, Ph.D.

Chief Executive Officer

Berkeley Lights, Inc.

5858 Horton Street, Suite 320

Emeryville, California 94608

(510) 858-2855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Cuneo	Shaun M. Holt	Alan F. Denenberg
Alexander White	Chief Financial Officer	Emily Roberts
Latham & Watkins LLP	Berkeley Lights, Inc.	Davis Polk & Wardwell LLP
140 Scott Drive	5858 Horton Street, Suite 320	1600 El Camino Real
Menlo Park, California 94025	Emeryville, California 94608	Menlo Park, California 94025
Telephone: (650) 328-4600	Telephone: (510) 858-2855	Telephone: (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-239487)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.00005 par value per share	805,000	$22.00	$17,710,000	$2,299

(1)

Represents only the additional number of shares being registered and includes 105,000 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-239487).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $170,200,000 on a Registration Statement on Form S-1, as amended (File No. 333-239487), which was declared effective by the Securities and Exchange Commission on July 16, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $17,710,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 805,000 additional shares of common stock, par value $0.00005 per share, 105,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares, of Berkeley Lights, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-239487) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 16, 2020, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(1)	Power of Attorney.

(1)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239487), originally filed with the Securities and Exchange Commission on June 26, 2020 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Emeryville, California on July 16, 2020.

Berkeley Lights, Inc.

By:	/s/ Eric Hobbs, Ph.D.
Eric Hobbs, Ph.D. Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Hobbs, Ph.D. Eric Hobbs, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2020

/s/ Shaun Holt Shaun Holt	Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2020

* Sarah Boyce	Director	July 16, 2020

* Igor Khandros, Ph.D.	Director	July 16, 2020

* Gregory Lucier	Director	July 16, 2020

* Michael Marks	Director	July 16, 2020

* Michael Moritz	Director	July 16, 2020

* Elizabeth Nelson	Director	July 16, 2020

* James Rothman, Ph.D.	Director	July 16, 2020

* Ming Wu, Ph.D.	Director	July 16, 2020

* Makoto Shintani	Director	July 16, 2020

*By:	/s/ Shaun Holt
Shaun Holt Attorney-in-Fact